UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2003

 Datatec Systems, Inc.
(Exact name of registrant as specified in its chapter)

 Delaware
(State or other jurisdiction
of incorporation)

 000-20688
(Commission
File Number)

 94-2914253
(IRS Employer
Identification No.)

 23 Madison Road, Fairfield, New Jersey
(Address of principal executive offices)

 07004
(Zip Code)

Registrant's telephone number, including area code: (973) 808-4000

 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

 On April 11, 2003, Datatec Systems, Inc. announced that it had agreed with IBM Credit LLC to amend its senior credit facility.  A copy of the amendment to the senior credit facility is attached as Exhibit 10.1 to this Report and a copy of the press release is attached as Exhibit 99.1 to this Report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit

Description of Document

10.1

Amendment to Inventory and Working Capital Financial Agreement, made as of April 14, 2003

99.1

April 11, 2003 news release announcing amendment to senior credit facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATATEC SYSTEMS, INC.
(Registrant)

Date: April 11, 2003

/s/ Isaac Gaon

 President and
Chief Executive Officer

*Print name and title of the signing officer under his signature.